UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 10, 2024	(	April 9, 2024)
Northrim BanCorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Alaska			0-33501	92-0175752
________________________ (State or other jurisdiction			_____________ (Commission	_________________ (I.R.S. Employer
of incorporation)			File Number)	Identification No.)

3111 C Street,	Anchorage,	Alaska		99503
___________________________________ (Address of principal executive offices)				___________ (Zip Code)

Registrant’s telephone number, including area code:	907-	562-0062
Not Applicable
___________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EXCHANGE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.126-2 of this chapter).

                                    Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of a Named Executive Officer (Item 5.02(b))

Northrim BanCorp, Inc. (the “Company”) reports that Benjamin Craig, the Executive Vice President and Chief Information Officer of the Company’s wholly-owned subsidiary, Northrim Bank (the “Bank”), separated from employment with the Company and the Bank (collectively, the “Employer”) effective April 9, 2024. Under the terms of his Employment Agreement with the Employer, dated January 1, 2024, Mr. Craig is entitled to be paid all base salary earned and all reimbursable expenses incurred through such separation date, and an amount equal to 0.75 times the highest base salary earned by Mr. Craig over the prior three years. Additionally, the Employer will continue to provide Mr. Craig, at its expense, health and dental insurance benefits for a period of nine months following termination of his Employment Agreement. The foregoing description is qualified in its entirety by the full text of Mr. Craig’s Employment Agreement, a copy of which was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 2, 2024, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements – not applicable
(b) Proforma financial information – not applicable
(c) Shell company transactions – not applicable
(d) Exhibits – not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrim BanCorp, Inc.

April 10, 2024	By:	/s/ Michael G. Huston
Name: Michael G. Huston
Title: President & Chief Executive Officer